As filed with the Securities and Exchange Commission on May 4, 2009  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	58-1167100

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(ZIP Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Aflac Incorporated 401(k) Savings and Profit Sharing Plan

(Full Title of the Plan)
Joey M. Loudermilk
Executive Vice President, General Counsel and Corporate Secretary
Aflac Incorporated
1932 Wynnton Road, Columbus, Georgia 31999

(Name and Address of Agent For Service)
706.323.3431

(Telephone number, including area code of Agent for Service )
The Securities and Exchange Commission is requested to send copies of all communication and notice to:
MICHAEL P. ROGAN, ESQ.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities To Be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered (1)(2)	Per Share(3)	Offering Price(3)	Fee(3)

Common Stock, par value $.10 per share	5,000,000 shares	$27.945	$139,725,000	$7,796.65
(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of the Registrant’s Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.
(3) Pursuant to Rule 457(c) and 457(h) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 28, 2009.

EXPLANATORY NOTE
          This Registration Statement on Form S-8 is filed by Aflac Incorporated, a Georgia corporation (“Aflac” or the “Company”), to register 5,000,000 additional shares of Aflac’s common stock, par value of $.10 per share (the “Common Stock”) issuable under the Aflac Incorporated 401(k) Savings and Profit Sharing Plan (the “Plan”). Aflac’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on January 11, 1990 (File No. 33-41552) registering 439,960 shares of the Common Stock (adjusted by subsequent capital adjustments) issuable under the Plan and Aflac’s registration statement on Form S-8 filed with the SEC on June 26, 2006 (File No. 333-135324) registering 1,000,000 shares of the Common Stock issuable under the Plan, are incorporated herein by reference, except to the extent that the items in this Registration Statement update such information contained therein. This Registration Statement is filed pursuant to General Instruction E to Form S-8.
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed with the SEC by Aflac and the Plan are incorporated herein by reference and made a part hereof:
          (a) Aflac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007;
          (b) All other reports filed by Aflac pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2008, and all other reports filed by the Plan pursuant to Section 15(d) of the Exchange Act since December 31, 2007; and
          (c) The description of the Common Stock contained in Aflac’s Registration Statement No. 0-7671 on Form 8-A, filed March 29, 1974, including any amendments or reports filed for the purpose of updating such description.
          All documents subsequently filed by Aflac and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the securities described herein has been passed upon for Aflac by Joey M. Loudermilk, Executive Vice President, General Counsel and Corporate Secretary for Aflac. As of May 4, 2009, Mr. Loudermilk beneficially owned 247,662 shares of Common Stock, 316,146 options to purchase shares of Common Stock that are exercisable within 60 days and 29,384 shares of restricted stock for which he has the right to vote but may not receive until they have vested three years from the date of grant and certain Company performance goals have been met.
Item 6. Indemnification of Directors and Officers.
          The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director or officer with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by Georgia law. The Company’s Articles of Incorporation also limit the potential personal monetary liability of the members of the Company’s Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director.
     The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following is a list of exhibits filed or incorporated by reference as part of this Registration Statement.
5.1	Opinion of Joey M. Loudermilk, General Counsel of Aflac, regarding legality of the securities being registered.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Joey M. Loudermilk, General Counsel of Aflac (included in opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
          Aflac hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
Item 9. Undertakings.
          Aflac hereby undertakes:
(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
               The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Georgia, on this 4th day of May, 2009.

Aflac Incorporated
By:	/s/ Daniel P. Amos
	Name:	Daniel P. Amos
	Title:	Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY
     We, the undersigned officers and directors of Aflac Incorporated, hereby severally constitute and appoint Joey M. Loudermilk and Kriss Cloninger III, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by either of said attorneys to said Registration Statement and any and all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of Aflac Incorporated in the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments or post-effective amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Daniel P. Amos Daniel P. Amos	Chief Executive Officer and Chairman of the Board of Directors	May 4, 2009
/s/ Kriss Cloninger III Kriss Cloninger III	President, Chief Financial Officer, Treasurer and Director	May 4, 2009

/s/ Ralph A. Rogers, Jr. Ralph A. Rogers, Jr.	Senior Vice President, Financial Services; Chief Accounting Officer	May 4, 2009
/s/ John Shelby Amos II John Shelby Amos II	Director	May 4, 2009
/s/ Paul S. Amos II Paul S. Amos II	Director	May 4, 2009
Yoshiro Aoki	Director	May 4, 2009
/s/ Michael H. Armacost Michael H. Armacost	Director	May 4, 2009
/s/ Joe Frank Harris Joe Frank Harris	Director	May 4, 2009
/s/ Elizabeth J. Hudson Elizabeth J. Hudson	Director	May 4, 2009
/s/ Kenneth S. Janke Sr. Kenneth S. Janke Sr.	Director	May 4, 2009
/s/ Douglas W. Johnson Douglas W. Johnson	Director	May 4, 2009
/s/ Robert B. Johnson Robert B. Johnson	Director	May 4, 2009
/s/ Charles B. Knapp Charles B. Knapp	Director	May 4, 2009
/s/ E. Stephen Purdom E. Stephen Purdom	Director	May 4, 2009
/s/ Barbara K. Rimer Barbara K. Rimer	Director	May 4, 2009
/s/ Marvin R. Schuster Marvin R. Schuster	Director	May 4, 2009
/s/ David G. Thompson David G. Thompson	Director	May 4, 2009
Robert L. Wright	Director	May 4, 2009

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Georgia, on this 4th day of May, 2009.

Aflac Incorporated 401(k) Savings and Profit Sharing Plan
By:	/s/ Kenneth L. Graves
	Name:	Kenneth L. Graves
	Title:	Vice President, Human Resources

EXHIBIT INDEX
5.1	Opinion of Joey M. Loudermilk, General Counsel of Aflac, regarding legality of the securities being registered.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Joey M. Loudermilk, General Counsel of Aflac (included in opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).